F45 Reports Second Quarter Fiscal 2022 Results

AUSTIN, Texas – August 15, 2022 – F45 Training Holdings Inc. (NYSE:FXLV) (“F45” or the “Company”) today announced financial results for the fiscal second quarter ended June 30, 2022.

“During the second quarter, we delivered total revenue of $30.0 million and Adjusted EBITDA of $(7.3) million. In addition, we had 92 Net Initial Studio Openings for the quarter, bringing our global Total Studio count to 1,958. I am pleased with the performance of our studios, which generated same store sales growth of 6% as well as record system-wide sales of $127.1 million, representing year-over-year growth of 23%,” said Ben Coates, interim CEO of F45.

He continued, “Three weeks ago, we announced several important strategic updates regarding the Company. As described in that announcement, we have implemented a strategic reorganization and cost reduction plan to align the Company more closely with macroeconomic conditions and current business trends. We are confident they are the appropriate and prudent steps to prioritize profitability and cash flow generation over the near term, and position F45 for strong, sustainable growth over the long term.”

“Following the announcement regarding our CEO transition, I am pleased to share that the Board of Directors has commenced a search for a permanent successor. In the meantime, I will be serving as interim CEO and working closely with the rest of the management team as we implement the strategic reorganization and cost reduction plan.”

“While the recently announced strategic changes are significant, we continue to be as confident as ever in the future of F45. We remain committed to our core mission to offer the world’s best workout, to help change lives, and to create opportunities for individuals who are passionate about fitness and entrepreneurship. Consumer demand for F45 remains strong, and we continue to deliver results to our franchisees, our members, and the communities we serve. To that end, I would like to express my appreciation to our employees and our franchisees for their continued focus and execution,” concluded Mr. Coates.

Second Quarter Fiscal 2022 Highlights Compared to Second Quarter Fiscal 2021

•Total revenue increased from the prior year period by 12% to $30.0 million.
•Same-store sales increased 6% globally and 20% in the United States.
•System-wide sales increased 23% globally to $127.1 million, and 44% in the United States to $58.1 million.
•System-wide visits increased 5% globally to 7.3 million, and 15% in the United States to 3.3 million.
•Net Franchises Sold totaled (173), which was impacted by terminations due to the unavailability of previously announced franchise financing facilities.
•Net Initial Studio Openings totaled 92.
•Reported net loss of $34.9 million.
•Adjusted EBITDA of $(7.3) million.(1)

(1) Please refer to explanation of non-GAAP financial measure for Adjusted EBITDA.

Operating Results for the Second Quarter Ended June 30, 2022

Total revenue increased $3.2 million, or 12%, to $30.0 million from $26.8 million as compared to the prior year period.

• Franchise revenue decreased $1.5 million, or 7%, to $19.1 million from $20.6 million in the prior year period. The decrease in franchise revenue was driven by higher franchise revenues in the Second Quarter ended June 30, 2021 due to a cumulative catch up of $3.5 million related to a change in estimates as disclosed in the 10-Q.

• Equipment and merchandise revenue increased $4.6 million, or 73%, to $10.9 million from $6.3 million in the prior year period. The increase in equipment and merchandise revenue was driven by the delivery of approximately 102 World Packs during the quarter.

Gross profit decreased $1.9 million, or 9%, to $19.7 million from $21.6 million as compared to the prior year period. Gross profit margin of 65.5% represented a decrease from 80.6% during the prior year period.

Selling, general and administrative (“SG&A”) expenses were $52.8 million, compared to $18.6 million in the second quarter last year. The increase in SG&A expense was primarily due to an increase in non-recurring legal and transaction-related costs, and higher headcount and marketing expenditures.

Net loss was $34.9 million, compared to net loss of $30.5 million in the second quarter last year.

Adjusted EBITDA was $(7.3) million, compared to $10.7 million in the prior year period.

Financial Outlook

The Company is reaffirming the following financial guidance for the year ending December 31, 2022 as described in the strategic outlook announcement on July 26, 2022.

The guidance assumes that the $250 million of growth capital provided by two previously announced franchise financing facilities, which F45 had arranged for franchisees to open additional studios, will not be available despite strong demand from franchisees.
•Full-year net New Franchises Sold between 350 and 450.
•Full-year net Initial Studio Openings between 350 and 450.
•Full-year revenue between $120 million and $130 million.
•Full-year Adjusted EBITDA between $25 million and $30 million.
•Full-year free cash flow guidance withdrawn.

Conference Call

A conference call to discuss the Company’s first quarter results is scheduled for August 15, 2022, at 4:30 P.M ET. To participate, please dial 844-200-6205 or 929-526-1599 for international callers, and use the passcode 322821. The call is also accessible via webcast at https://ir.f45training.com/. A recording will be available shortly after the conclusion of the call. To access the replay, please dial 866-813-9403 or +44 204-525-0658, for international callers, and use the passcode 736257. An archive of the webcast will be available on F45 Training Holdings’ investor relations website.

About F45

F45 offers consumers functional 45-minute workouts that are effective, fun and community-driven. F45 utilizes proprietary technologies: a fitness programming algorithm and a patented technology-enabled delivery platform that leverages a rich content database of over 8,000 unique functional training movements across modalities to offer new workouts each day and provide a standardized experience across the Company’s global footprint.

For more information, please visit www.f45training.com.

Non-GAAP Financial Measures

In addition to reporting our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release presents certain other supplemental financial measures, including Adjusted EBITDA and free cash flow, which is a measurement that is not calculated in accordance with GAAP. Management believes that Adjusted EBITDA and free cash flow is useful to management as it allows investors to evaluate the effectiveness of our business strategies, make budgeting and capital allocation decisions, and compare our performance against that of other peer companies using similar measures. Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and adjusted to exclude the impact of sales tax liability, transaction expenses, certain legal costs and settlements, COVID-19 concessions, growth and new market development expense as well as certain other items identified as affecting comparability, when applicable. Adjusted EBITDA eliminates non-cash depreciation and amortization expense that results from our capital investments and intangible assets, as well as income taxes, which may not be comparable with other companies based on our tax structure. Free cash flow is defined as cash flows from operating activities less capital expenditures. Adjusted EBITDA and free cash flow should be considered in addition to, and not as a substitute for, net income in accordance with GAAP as a measure of performance. Other companies may define Adjusted EBITDA differently and, as a result the Company’s measures of Adjusted EBITDA, it may not be directly comparable to those of other companies. A reconciliation of non-GAAP financial measures used in this press release to their nearest comparable GAAP financial measures is included at the end of this press release.

Financial Metrics and Other Data

This press release includes several key financial metrics and other data used by the Company management in assessing the Company’s results of operations:

“Initial Studio Openings” means the number of studios that were determined to be first opened during such period. Prior to October 1, 2021, we classify an Initial Studio Opening to occur in the first month in which the studio first generates monthly revenue of at least $4,500. Starting on October 1, 2021, we classify an Initial Studio Opening to occur in the month in which we record the initial studio opening in our internal systems. Any studios that do not have an Initial Studio Opening under the prior definition are included as of October 1, 2021. Initial Studio Openings are not adjusted downward for studios that were temporarily closed due to the COVID-19 pandemic or otherwise.

“New Franchises Sold” means, for any specific period, the number of franchises sold during such period using the methodology set forth below for “Total Franchises Sold.”

“Open Studios” means the number of studios that were open for business as of a certain date. A studio may be classified as an Open Studio regardless of whether or not it generated minimum monthly revenue of $4,500. During the COVID-19 pandemic, a significant portion of our network was forced to temporarily close, which reduced the number of Open Studios. As studios re-open in accordance with state and local regulations, they are reflected in the Open Studios figures.

“Same store sales” means, for any reporting period, studio-level revenue generated by a comparable base of franchise studios, which we define as open studios that have been operating for more than 16 months.

“System-wide Sales” are defined as all payments made to our studios and includes payment for classes, apparel and other sales for a given period. We track System-wide Sales as an indication of the strength of our franchisee network.

“System-wide Visits” means the number of registered individual workouts for any specified period. A workout is registered when the consumer checks into a class.

“Total Franchises Sold” represents, as of any specified date, (i) the total number of signed franchise agreements in place as of such date for which an establishment fee has been paid and (ii) the total number of franchises committed in a multi-studio agreement in place as of such date for which an upfront payment has been made, in each case that have not been terminated. Each new franchise is included in the number of total franchises sold from the date on which such franchise first satisfies the condition in clause (i) or (ii) above, as applicable. total franchises sold includes franchise arrangements in all stages of development after signing a franchise agreement, and includes franchises with open studios. Franchises are removed from total franchises sold upon termination of the franchise agreement.

“Total Studios” as of any specified date, means the total cumulative Initial Studio Openings as of that date less cumulative permanent studio closures as of that date. Total Studios are not adjusted downward for studios that were temporarily closed due to the COVID-19 pandemic or otherwise.

Forward-Looking Statements

F45’s financial outlook and other statements in this press release that refer to future plans and expectations, including those relating to F45’s long-term growth expectations, are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” “or negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to F45’s strategy, total addressable market and market opportunity, financial outlook, business plans, future macroeconomic conditions, future impacts of the COVID-19 pandemic, and future products and services, also identify forward-looking statements. All forward-looking statements included in this press release are based on management’s expectations as of the date of this press release and, except as required by law, F45 disclaims any obligation to update these forward- looking statements to reflect future events or circumstances.

Forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: our dependence on the operational and financial results of, and our relationships with, our franchisees and the success of their new and existing studios; our ability to protect our brand and reputation; our ability to identify, recruit and contract with a sufficient number of qualified franchisees; our ability to execute our growth strategy, including through development of new studios by new and existing franchisees; our ability to manage our growth and the associated strain on our resources; our ability to successfully integrate any acquisitions, or realize their anticipated benefits; the high level of competition in the health and fitness industry; economic, political and other risks associated with our international operations; changes to the industry in which we operate; our reliance on information systems and our and our franchisees’ ability to properly maintain the confidentiality and integrity of our data; the occurrence of cyber incidents or a deficiency in our cybersecurity protocols; our and our franchisees’ ability to attract and retain members; our and our franchisees’ ability to identify and secure suitable sites for new franchise studios; risks related to franchisees generally; our ability to obtain third-party licenses for the use of music to supplement our workouts; certain health and safety risks to members that arise while at our studios; our ability to adequately protect our intellectual property; risks associated with the use of social media platforms in our marketing; our ability to obtain and retain high-profile strategic partnership arrangements; our ability to comply with existing or future franchise laws and regulations; our ability to anticipate and satisfy consumer preferences and shifting views of health and fitness; our business model being susceptible to litigation; the increased expenses associated with being a public company; and additional factors discussed in our filings with the Securities and Exchange Commission (the “SEC”). Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Detailed information regarding these and other factors that could affect F45’s business and results is included in F45’s SEC filings, including in the section titled “Risk Factors” in F45’s Annual Report on Form 10-K and other SEC filings.

F45 Training Holdings Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts and share data)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$8,476	$42,004
Restricted cash	2,582	—
Accounts receivable, net	40,376	27,788
Due from related parties	3,029	2,442
Inventories	36,251	12,300
Deferred costs	1,992	1,887
Prepaid expenses	19,716	12,706
Other current assets	19,061	9,515
Total current assets	131,483	108,642
Property and equipment, net	10,805	5,645
Deferred tax assets, net	22,066	22,716
Goodwill	4,386	4,614
Intangible assets, net	28,636	28,446
Deferred costs, net of current	12,097	11,871
Other long-term assets	36,588	21,960
Total assets	$246,061	$203,894

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$48,190	$36,594
Deferred revenue	7,544	7,137
Interest payable	287	276
Income taxes payable	14,990	9,624
Total current liabilities	71,011	53,631
Deferred revenue, net of current	3,437	7,385
Long-term debt	61,600	—
Warrant liabilities	3,192	—
Other long-term liabilities	10,947	12,605
Total liabilities	150,187	73,621
Commitments and contingencies (Note 16)
Stockholders’ equity
Common stock, $0.00005 par value; 96,491,418 and 95,806,063 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	6	5
Additional paid-in capital	663,599	662,946
Accumulated other comprehensive (loss) income	(2,036)	603
Accumulated deficit	(390,975)	(358,561)
Less: Treasury stock	(174,720)	(174,720)
Total stockholders' equity	95,874	130,273
Total liabilities and stockholders' equity	$246,061	$203,894

F45 Training Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share amounts and share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Franchise (Related party: $2,360 and $158 for the three months ended June 30, 2022 and 2021, respectively, and $4,976 and $245 for the six months ended June 30, 2022 and 2021, respectively)	$19,109	$20,581	$38,969	$33,737
Equipment and merchandise (Related party: $0 and $0 for the three months ended June 30, 2022 and 2021, respectively, and $10,632 and $0 for the six months ended June 30, 2022 and 2021, respectively)	10,924	6,251	41,072	11,286
Total revenues	30,033	26,832	80,041	45,023
Costs and operating expenses:
Cost of franchise revenue	1,690	1,462	2,921	2,676
Cost of equipment and merchandise (Related party: $1,039 and $1,203 for the three months ended June 30, 2022 and 2021, respectively, and $4,325 and $2,144 for the six months ended June 30, 2022 and 2021, respectively)	8,679	3,739	19,622	6,920
Selling, general and administrative expenses	52,828	18,562	84,918	35,390
Total costs and operating expenses	63,197	23,763	107,461	44,986
(Loss) income from operations	(33,164)	3,069	(27,420)	37
Loss on derivative liabilities, net	—	23,098	—	48,603
Change in fair value - warrant liabilities	(1,265)	$—	(1,265)	—
Interest expense, net	696	8,853	822	17,268
Other (income) expense, net	(1,184)	329	(614)	620
Loss before income taxes	(31,411)	(29,211)	(26,363)	(66,454)
Provision for income taxes	3,515	1,313	6,051	915
Net loss	$(34,926)	$(30,524)	$(32,414)	$(67,369)

Other comprehensive income (loss)
Unrealized gain on interest rate swap, net of tax	—	132	—	203
Foreign currency translation adjustment, net of tax	(3,545)	(75)	(2,639)	(107)
Comprehensive loss	$(38,471)	$(30,467)	$(35,053)	$(67,273)

Per share data:
Net loss per share
Basic and diluted	$(0.36)	$(1.04)	$(0.34)	$(2.30)

Shares used in computing net loss per share
Basic and diluted	95,917,556	29,281,514	95,814,188	29,281,514

F45 Training Holdings Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(32,414)	$(67,369)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	602	130
Amortization of intangible assets	1,834	1,247
Amortization of deferred costs	1,682	725
Accretion and write-off of debt discount	—	2,983
Amortization of debt offering costs	329	—
Bad debt expense	6,680	3,514
Stock-based compensation	4,221	—
Deferred income taxes	217	—
Change in fair value - warrant liabilities	(1,265)	—
Loss on derivative liabilities, net	—	48,603
Paid-in-kind interest accrual	—	12,851
Unrealized foreign currency transaction gains	(957)	185
Other	(73)	155
Changes in operating assets and liabilities:
Due from related parties	(592)	549
Accounts receivable, net	(18,991)	(6,715)
Inventories	(24,093)	(2,125)
Prepaid expenses	(7,128)	(934)
Other current assets	(13,332)	(3,722)
Deferred costs	(956)	(1,280)
Other long-term assets	(4,969)	(7,234)
Accounts payable and accrued expenses	9,354	5,351
Deferred revenue	(420)	3,912
Interest payable	—	(107)
Income taxes payable	5,759	702
Other long-term liabilities	288	1,000
Net cash used in operating activities	(74,224)	(7,579)
Cash flows from investing activities
Purchases of property and equipment	(4,728)	(345)
Disposal of property and equipment	—	19
Purchases of intangible assets	(1,923)	(576)
Net cash used in investing activities	(6,651)	(902)

	Six Months Ended June 30,
	2022	2021
Cash flows from financing activities
Borrowings under revolving facility	61,600	—
Repayment of 1st lien loan	—	(2,625)
Taxes paid related to net share settlement of equity awards	(10,991)	—
Deferred financing costs	(454)	—
Net cash provided by (used in) financing activities	$50,155	$(2,625)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(226)	300
Net change in cash, cash equivalents, and restricted cash	(30,946)	(10,806)
Cash and cash equivalents at beginning of period	42,004	28,967
Restricted cash at beginning of period	—	—
Cash, cash equivalents, and restricted cash at beginning of period	42,004	28,967
Cash and cash equivalents at end of period	8,476	16,604
Restricted cash at end of period	2,582	1,557
Cash, cash equivalents, and restricted cash at end of period	$11,058	$18,161

Supplemental disclosures of cash flow information:
Income taxes paid	$222	$—
Interest paid	633	1,109

Supplemental disclosures of noncash financing and investing activities:
Liability assumed on intellectual property license agreement with FW SPV II LLC	$—	$20,790
Property and equipment included in accounts payable and accrued expenses	1,137	—
Intangible assets included in accounts payable and accrued expenses	253	—
Deferred financing costs incurred pursuant to issuance of liability warrants	8,917	—
Reduction in liability warrant related to exercise of put option via net share settlement	4,460	—
Deferred financing costs included in accounts payable and accrued expenses	2,446	—
Deferred offering costs included in accounts payable and accrued expenses	—	2,248

F45 Training Holdings Inc.
SEGMENTS INFORMATION
(in thousands)
(unaudited)

	For the Three Months Ended June 30, 2022			For the Three Months Ended June 30, 2021
	Revenue	Cost of revenue	Gross profit	Revenue	Cost of revenue	Gross profit
United States:
Franchise	$12,145	$1,392	$10,753	$12,952	$1,308	$11,644
Equipment and merchandise	$6,553	$5,244	1,309	4,523	2,437	2,086
	$18,698	$6,636	$12,062	$17,475	$3,745	$13,730
Australia:
Franchise	$3,492	$186	$3,306	$2,702	$94	$2,608
Equipment and merchandise	$1,099	$1,055	44	689	$514	175
	$4,591	$1,241	$3,350	$3,391	$608	$2,783
Rest of World:
Franchise	$3,472	$112	$3,360	$4,927	$60	$4,867
Equipment and merchandise	$3,272	$2,380	892	1,039	788	251
	$6,744	$2,492	$4,252	$5,966	$848	$5,118
Consolidated:
Franchise	$19,109	$1,690	$17,419	$20,581	$1,462	$19,119
Equipment and merchandise	10,924	8,679	2,245	6,251	3,739	2,512
	$30,033	$10,369	$19,664	$26,832	$5,201	$21,631

	For the Six Months Ended June 30, 2022			For the Six Months Ended June 30, 2021
	Revenue	Cost of revenue	Gross profit	Revenue	Cost of revenue	Gross profit
United States:
Franchise	$24,546	$2,407	$22,139	$19,967	$2,330	$17,637
Equipment and merchandise	29,401	12,998	16,403	$7,004	$3,915	$3,089
	$53,947	$15,405	$38,542	$26,971	$6,245	$20,726
Australia:
Franchise	$6,940	$305	$6,635	$5,991	$272	$5,719
Equipment and merchandise	3,229	$2,788	441	$1,528	$1,321	$207
	$10,169	$3,093	$7,076	$7,519	$1,593	$5,926
Rest of World:
Franchise	$7,483	$209	$7,274	$7,779	$74	$7,705
Equipment and merchandise	8,442	3,836	4,606	$2,754	$1,684	$1,070
	$15,925	$4,045	$11,880	$10,533	$1,758	$8,775
Consolidated:
Franchise	$38,969	$2,921	$36,048	$33,737	$2,676	$31,061
Equipment and merchandise	41,072	19,622	21,450	$11,286	$6,920	$4,366
	$80,041	$22,543	$57,498	$45,023	$9,596	$35,427

(1) Revenues for the three and six months ended June 30, 2021, have been recast by management to reflect changes in inter-segment profit in order to conform to current year presentation.

TOTAL FRANCHISES SOLD
(unaudited)

	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
	U.S.	Australia	ROW	Total	U.S.	Australia	ROW	Total
Total Franchises Sold, beginning of period	2,402	804	801	4,007	941	676	630	2,247
New Franchises Sold, net(a)	(175)	(1)	3	(173)	438	109	7	554
Total Franchises Sold, end of period	2,227	803	804	3,834	1,379	785	637	2,801

(a) New Franchises Sold are shown net of franchises that were signed but subsequently terminated prior to the initial studio opening.

TOTAL STUDIOS
(unaudited)

	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
	U.S.	Australia	ROW	Total	U.S.	Australia	ROW	Total
Total Studios, beginning of period	727	663	476	1,866	518	617	352	1,487
Initial Studio Openings, net(a)	56	11	25	92	38	11	19	68
Total Studios, end of period	783	674	501	1,958	556	628	371	1,555

(a) Initial Studio Openings are shown net of studios that have permanently closed which had a recorded initial studio opening.

GAAP to Non-GAAP Reconciliation
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net loss	$(34,926)	$(30,524)	$(32,414)	$(67,369)
Interest expense, net	696	8,853	822	17,268
Provision for income taxes	3,515	1,313	6,051	915
Depreciation and amortization	1,262	1,173	2,436	1,377
Amortization of deferred costs	1,056	277	1,682	725
EBITDA	$(28,397)	$(18,908)	$(21,423)	$(47,084)
Sales tax reserve(a)	1,070	147	1,060	247
Transaction fees(b)	5,804	1,749	7,592	3,331
Loss on derivative liabilities(c)	—	23,098	—	48,603
Certain legal costs and settlements(d)	6,545	886	8,870	3,423
Stock-based compensation(e)	2,231	—	4,834	—
Recruitment(f)	483	53	1,138	53
COVID concessions(g)	3,643	1,851	4,539	4,333
Relocation(h)	715	183	1,439	252
Development costs(i)	578	1,617	2,277	2,788
Adjusted EBITDA	$(7,328)	$10,676	$10,326	$15,946

(a) Represents the impact of one-time sales tax liability arising from a timing change in the ability to enforce certain contractual terms in arrangements with franchisees.
(b) Represents transaction costs incurred as a part of a reorganization, acquisition-related costs in a business combination, and the issuance of preferred and common shares, including legal, tax, accounting and other professional services.
(c) Represents loss on derivative liabilities associated with the convertible note.
(d) Represents certain one-time legal costs, primarily related to litigation activities and legal settlements.
(e) Represents stock-based compensation of our employees, non-employees and directors associated with our initial public offering.
(f) Represents one-time recruitment expense of executive leadership and essential public-company roles.
(g) Represents concessions made to studios impacted by COVID, including one time COVID-19 related write-offs.
(h) Represents costs incurred as a part of the relocation of our corporate headquarters.
(i) Represents one-time non-recurring costs incurred with launch of new brands.

Investor and Media Relations:
Bruce Williams, Managing Director ICR, Inc.
F45IR@icrinc.com
332-242-4303

Source: F45 Training Holdings Inc.